Exhibit 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3/A (file no. 333-110681) of Retalix Ltd. of our report dated January 18, 2002, relating to the consolidated financial statements of Bass, Inc., appearing in the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2002.

/s/ Flagel, Huber, Flagel & Co.

Certified Public Accountants
Dayton, Ohio
March 23, 2004